EXHIBIT 99.1

Liquid Holdings Group Announces Transfer of Listing to The NASDAQ Capital Market and Additional Extensions to Regain Compliance With the NASDAQ Bid Price and Filing Requirements

NEW YORK, July 23, 2015 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (NASDAQ:LIQD), a SaaS provider of investment management solutions for the buy side, announced today that its request to transfer the listing of its securities from The NASDAQ Global Market to The NASDAQ Capital Market has been approved by the Staff of the NASDAQ Listing Qualifications Department ("NASDAQ Staff"), effective with the open of trading on July 23, 2015. The Company's common stock will continue to trade under the symbol "LIQD".

As previously announced, on January 22, 2015, the Company received notice that its closing bid price had been below $1.00 per share for 30 consecutive business days and that, accordingly, the NASDAQ Staff had granted the Company an extension through July 21, 2015 to regain compliance with the $1.00 per share bid price requirement. The Company has not been able to regain compliance with this requirement within such period, and the Company applied to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market. In connection with such transfer, the Company was granted an additional 180 days to regain compliance with the minimum $1.00 bid price per share requirement.  The new extension period runs through January 19, 2016. In order to regain compliance with the $1.00 per share bid price requirement, the Company's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days (subject to being increased to 20 consecutive business days at the discretion of NASDAQ's Staff) prior to the end of the new extension period.  If the Company cannot demonstrate compliance with this requirement by January 19, 2016, or it does not comply with the terms of the extension granted by the NASDAQ Staff, the Company's common stock may then be subject to delisting.

As previously announced, based on the delay in filing its Form 10-Q for the quarter ended March 31, 2015 and its annual report on Form 10-K for the year ended December 31, 2014, the Company is also non-compliant with NASDAQ Listing Rule 5250(c)(1) (the "Filing Requirement"). Following consideration of the plan submitted by the Company, the NASDAQ Staff has also granted the Company an extension, through September 15, 2015, to regain compliance with the Filing Requirement. In the event the Company is not able to regain compliance with the Filing Requirement by that date, or obtain a further extension from the NASDAQ Staff, the Company would be subject to delisting at that time unless it requests a hearing before an independent NASDAQ Listing Qualifications Panel.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (NASDAQ:LIQD) is a SaaS provider of investment management solutions to the buy side.  The Liquid platform combines multi-asset order, execution and risk management with shadow NAV and investor reporting capabilities. Liquid goes a step further, backing its mission-critical front-office capabilities with managed services to transform manually intensive middle-office processes into an automated, seamless experience. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide.

Liquid was named Best EMS and Best New Cloud Application by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in Hoboken, New Jersey, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the Company's ability to complete its ongoing internal investigation, file its Forms 10-Q and 2014 Form 10-K, and regain compliance with the NASDAQ listing requirements. These statements are based on Liquid's beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled "Risk Factors" in the Company's 2013 Form 10-K, the Company's subsequent Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission, could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to publicly update or revise any forward-looking statements.

CONTACT: Investor Relations:
         Monica Gould
         The Blueshirt Group
         +1 212 871-3927
         monica@blueshirtgroup.com

         Contact for Media Relations:
         Jon Schubin
         Cognito
         +1 646 395-6300
         Liquid@cognitomedia.com